UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 18, 2010
Date of Report (Date of earliest event reported)

DELTA NATURAL GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-8788	61-0458329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3617 Lexington Road, Winchester, Kentucky		40391
(Address of principal executive offices)		(Zip Code)

859-744-6171
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2010, Delta’s Board of Directors appointed Matthew D. Wesolosky to serve as Vice President – Controller for one year or until his successor is elected and qualified.  Mr. Wesolosky, age 34, has served as the Company’s Manager – Accounting & Information Technology since 2005.  On November 18, 2010, Delta’s Board of Directors set Mr. Wesolosky’s annual base compensation at $112,000, effective December 1, 2010. The Company entered a change in control agreement with Mr. Wesolosky on November 19, 2010, a copy of which is attached as Exhibit 10(a). The agreement provides, in the event of a change in control, for up to three years of continuing monthly salary payments and benefits to Mr. Wesolosky.  If during that period Mr. Wesolosky is terminated without cause, his salary and benefits continue for the remainder of the contract term (but in no event for less than two years), and he may elect to receive his total remaining base salary as a lump sum payment.  A termination by Mr. Wesolosky because he determines in good faith that his employment is not in the company’s best interests or that he is unable to carry out his duties effectively is considered a “without cause” termination.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On November 18, 2010, the Board of Directors of the Company approved an amended Business Code of Conduct and Ethics (the “Code”) of Delta.  The primary amendment to the Code was the addition of the Company’s expectation that there be no manipulation of financial results to meet performance objectives for incentive compensation awards.  Other amendments were technical, administrative and non-substantive in nature.

The above description of the Code and the recent amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the amended Code which is available in its entirety on the Company’s website at www.deltagas.com.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Shareholders was held on November 18, 2010.  At that meeting, there were 3,093,184 shares of common stock present in person or by proxy and entitled to vote.  The matters voted upon and the results of the vote are set forth below.

Proposal One:  Ratification of Appointment of Independent Registered Public Accounting Firm

Shareholders approved the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending June 30, 2011.

Voted For	Voted Against	Abstain
3,053,574	25,701	13,909

Proposal Two:  Election of Directors
Shareholders elected each of the following nominees as director to serve three-year terms expiring on the date of the annual meeting of the Company in 2013.

Nominees	Voted For	Withheld	Non-Votes
Linda K. Breathitt	1,874,325	31,376	1,187,483
Lanny D. Greer	1,871,333	34,368	1,187,483

Glenn R. Jennings, Lewis N. Melton and Arthur E. Walker, Jr.  will continue to serve on our Board of Directors until the election in 2011.  Michael J. Kistner and Michael R. Whitley will continue to serve on our Board of Directors until the election in 2012.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:
	Exhibit No.	Description
	10(a)	Change of control agreement between Registrant and Matthew D. Wesolosky, dated November 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA NATURAL GAS COMPANY, INC.

Date: November 24, 2010	By:	/s/John B. Brown
John B. Brown
Chief Financial Officer, Treasurer and Secretary